                                                                EXHIBIT 10.112








                                 AGREEMENT FOR


                    EXCHANGE OF REAL PROPERTY BY AND BETWEEN


                       SAHARA LAS VEGAS CORP. ("Sahara")

                                      and

                      GORDON GAMING CORPORATION ("Gordon")



                     Dated:         May 31st       , 1995.
                            -----------------------    --








Counsel for                                                         Counsel for
"Sahara"                                                               "Gordon"
William J. Raggio, Esq.                                              John Moran
John P. Sande, III, Esq.                                   Moran and Associates
Michael G. Alonso, Esq.                                    630 South 4th Street
Vargas & Bartlett                                                     Suite 400
201 W. Liberty St.                                      Las Vegas, Nevada 89101
P. O. Box 281                                                      702/384-8424
Reno, Nevada  89504                                                         and
702/786-5000                                             Nikolas L. Mastrangelo
                                                         811 South Sixth Street
                                                        Las Vegas, Nevada 89101
                                                                   702/384-5770

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
1    Transfer and Exchange................................................   2
     ---------------------

     1.1   Transfer by Sahara.............................................   2
           ------------------

     1.2   Transfer by Gordon.............................................   3
           ------------------

2    Additional Encumbrances..............................................   5
     -----------------------

3    Prorations and Allocations...........................................   5
     --------------------------

4    Escrow...............................................................   6
     ------

5    Title and Title Review Period........................................   6
     -----------------------------
              (a)  Preliminary Report.....................................   7
                   ------------------
              (b)  Other Matters..........................................   7
                   -------------
              (c)  Taxes..................................................   7
                   -----
              (d)  Leases, Wet'N Wild Mortgage............................   8
                   ---------------------------
              (e)  Improvements...........................................   8
                   ------------

6    Conditions Precedent to Close of Escrow..............................  11
     ---------------------------------------

     6.1   Sahara's Conditions............................................  11
           -------------------
              (a)  Deliveries.............................................  11
                   ----------
              (b)  Bondholder Consent.....................................  11
                   ------------------
              (c)  Wet'N Wild.............................................  11
                   ----------
              (d)  Title Policy...........................................  11
                   ------------
              (e)  Default................................................  11
                   -------

     6.2   Gordon's Conditions............................................  12
           -------------------
              (a)  Deliveries.............................................  12
                   ----------
              (b)  Wet'N Wild.............................................  12
                   ----------
              (c)  Title Policy...........................................  12
                   ------------
              (d)  Default................................................  12
                   -------
              (e).........................................................  12

     6.3   Sahara's and Gordon's Conditions...............................  12
           --------------------------------

7    Costs................................................................  13
     -----

8    Departmental Violations.............................................. 14
     -----------------------

9    Deeds................................................................ 15
     -----

10   Sahara's Representations and Warranties.............................. 15
     ---------------------------------------

     10.1  Sahara represents and warrants................................. 15
              (a)  Due Organization....................................... 15
                   ----------------
              (b)  Binding Effect......................................... 15
                   --------------
              (c)  Notices and Approvals; No Violation of Agreement....... 16
                   -------------------------------------------------

                                                                          Page
                                                                          ----

              (d)  Compliance with Laws................................... 16
                   --------------------
              (e)  Litigation............................................. 17
                   ----------
              (f)  Eminent Domain or Other Proceedings.................... 17
                   -----------------------------------
              (g)  Insurance.............................................. 17
                   ---------
              (h)  Condition.............................................. 17
                   ---------
              (i)  Hazardous Waste........................................ 18
                   ---------------

11   Gordon's Representations and Warranties.............................. 19
     ---------------------------------------

     11.1  Gordon represents and warrants................................. 19
           ------------------------------
              (a)  Due Organization....................................... 19
                   ----------------
              (b)  Binding Effect......................................... 19
                   --------------
              (c)  Notices and Approvals, No Violation of Agreements...... 20
                   -------------------------------------------------
              (d)  Compliance with Laws................................... 20
                   --------------------
              (e)  Litigation............................................. 21
                   ----------
              (f)  Eminent Domain or Other Proceedings.................... 21
                   -----------------------------------
              (g)  Condition.............................................. 21
                   ---------
              (h)  Wet'N Wild Sale........................................ 21
                   ---------------
              (i)  Wet'N Wild Agreement................................... 22
                   --------------------

Risk of Loss.............................................................. 22
- ------------

13   Material Loss........................................................ 23
     -------------

14   Closing.............................................................. 24
     -------

15   Default.............................................................. 24
     -------

16   Survival of Representations and Warranties........................... 24
     ------------------------------------------

     16.1  Indemnification................................................ 24
           ---------------
              (a)  Sahara's Indemnity..................................... 24
                   ------------------
              (b)  Buyer's Indemnity...................................... 25
                   -----------------

     16.2  Notice of Claim................................................ 25
           ---------------

17   Miscellaneous........................................................ 27
     -------------
     17.1  No Merger...................................................... 27
           ---------
     17.2  Assurances..................................................... 27
           ----------
     17.3  Notices........................................................ 28
           -------
     17.4  Nevada Law..................................................... 29
           ----------
     17.5  Assignment; Binding Effect..................................... 29
           --------------------------
     17.6  Partial Invalidity............................................. 29
           ------------------
     17.7  Time of Essence................................................ 30
           ---------------
     17.8  Captions....................................................... 30
           --------
     17.9  Pronouns....................................................... 30
           --------
     17.10 Knowledge of Party............................................. 30
           ------------------
     17.11 Attorney's Fees................................................ 31
           ---------------
     17.12 Jurisdiction................................................... 31
           ------------
     17.13 No Party Deemed Drafter........................................ 32
           -----------------------

                    AGREEMENT FOR EXCHANGE OF REAL PROPERTY


     THIS AGREEMENT FOR EXCHANGE OF REAL PROPERTY ("Agreement") is made and entered into by and among Sahara Las Vegas Corp., a Nevada corporation ("Sahara") and Gordon Gaming Corporation, a Nevada corporation ("Gordon").



                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Sahara is the owner of certain real property located in Clark County, Nevada, commonly known as the Sahara Hotel East Parking Lot and comprising approximately 22.14 acres, more or less (the "Sahara Parcel"); and

     WHEREAS, Gordon has entered into a Purchase and Sale Agreement with Howard Hughes Properties, a Limited Partnership ("HHP") to acquire title from HHP to that certain real property located in Clark County, Nevada, commonly known as the Wet'N Wild water park and comprising approximately 26.80 acres, more or less (the "Wet'N Wild Parcel"), in order to facilitate the transaction contemplated herein (the Wet'N Wild Agreement). A copy of the Wet'N Wild Agreement is attached hereto as Exhibit A. The transaction contemplated between HHP and Gordon shall hereinafter be referred to as the "Wet'N Wild Sale"); and

     WHEREAS, the parties hereto intend solely to effect a like exchange of the Sahara Parcel for the Wet'N Wild Parcel pursuant to Section 1031 of the Internal Revenue Code of 1986 as amended (the "Code");

     WHEREAS, it is the intent of the parties hereto that the consummation of the transactions contemplated by this Agreement and the Wet'N Wild Sale shall result in Sahara holding title to the Wet'N Wild Parcel and Gordon holding title to the Sahara Parcel.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and upon and subject to the terms and conditions hereinafter set forth, Sahara and Gordon agree as follows:

1    Transfer and Exchange.  Sahara hereby agrees to transfer and convey the
     ---------------------
Sahara Parcel as more particularly described herein to Gordon and Gordon hereby agrees to transfer and convey or cause HHP to transfer and convey the Wet'N Wild Parcel as more particularly described herein to Sahara and both parties agree that the transfer and conveyance of the two parcels shall qualify as a "like kind exchange" pursuant to Section 1031 of the Code and the treasury regulations promulgated thereunder. With respect to the exchange of to the two parcels, each of the parties hereto shall be referred as a "transferor" or "transferee" as the context requires.

     1.1   Transfer by Sahara.
           ------------------

              (a) Sahara agrees to transfer and convey to Gordon, at a valuation, for the purpose of this Agreement, of Twenty-One Million Five Hundred Four Thousand Four Hundred Dollars ($21,504,400):

              (b) All that certain plot, piece, or parcel of land, with the improvements thereon, situated generally on the Southeast corner of the intersection of Sahara Avenue and Paradise Road which is commonly known as the Sahara Hotel East Parking Lot, the Sahara Parcel, comprising approximately 22.14 acres, more or less, which is more particularly described on Exhibit B attached hereto.

              (c) Such premises are to be conveyed subject to or contingent upon the following:

                   (i) A leasehold estate of record created by a lease between Sahara as Lessor, and Sahara Nevada Corp., a Nevada corporation, successor in merger to Sahara Operating Limited Partnership ("Lessee"), dated July 30,
1987 (the "Leasehold"). A copy of the lease documents are attached hereto as Exhibit C.

                   (ii) An Airspace lease for the pedestrian walkway connecting the Sahara parcel and the Sahara Hotel parcel by and between the State of Nevada ("Lessor") and Sahara Nevada ("Lessee"), dated August 11, 1982, and assigned to Sahara Operating Limited Partnership

(the "Airspace Lease"); and a collateral Assignment of Airspace Lease and Consent by and between Sahara Operating Limited Partnership ("Assignor") and Sahara Finance Corporation, a Nevada corporation ("Assignee") dated August 17, 1989. A copy of the Airspace lease, amendments and collateral documents are attached hereto as Exhibit D and are incorporated herein by reference.

     1.2   Transfer by Gordon.
           ------------------

              (a) Gordon agrees to transfer and convey or cause HHP to transfer and convey to Sahara, at a valuation, for the purpose of the Agreement, of Twenty-One Million Five Hundred Four Thousand Four Hundred Dollars ($21,504,400)(no portion of which is being ascribed to any personal property):

              (b) All that certain plot, piece, or parcel of land with the buildings and improvements thereon, situated generally South of Sahara Avenue with frontage on Las Vegas Boulevard South and Paradise Road which is commonly known as the Wet'N Wild water park, the "Wet'N Wild Parcel", comprising approximately 26.80 acres, more or less, which is more particularly described on Exhibit E attached hereto.

              (c) Such premises are to be conveyed subject to or contingent upon the following:

                   (i) A security interest recorded on such premises which is a lien against the improvements, machinery, fixtures, furniture and equipment located on the Wet'N Wild Parcel in favor of Hughes Entertainment, Ltd., a Nevada limited partnership, as security for that certain secured promissory note with a current outstanding balance of Six Million Five Hundred Sixty-Three Thousand Forty-Eight Dollars $6,563,048 (the "Wet'N Wild Mortgage"). A copy of the Secured Promissory Note, Security Agreement, the Exhibits thereto, and Rider No. 1 to the Security Agreement are attached hereto as Exhibit F.

                   (ii) A ground lease of the entire Wet'N Wild Parcel by and between Howard Hughes Properties, L.P. ("Landlord") and Wet'N Wild, Inc. ("Tenant") for a term ending December 31, 2004, or no sooner than December 31, 1996, pursuant to termination provisions that include a termination fee payable to Tenant by the landlord and based upon the amortized value of Tenant's capital expenditures as set forth in the lease (the "Wet'N Wild Lease"). The current termination fee is in the approximate amount of $478,296. A copy of the lease is attached hereto as Exhibit G.

2    Additional Encumbrances.
     -----------------------

     2.1 The premises of each party shall be transferred and conveyed subject to:

              (a) All applicable laws, zoning regulations and ordinances of the City of Las Vegas, and Clark County.

              (b)  Encroachments upon street and highway.

3    Prorations and Allocations.
     --------------------------

     3.1 Credits and payments shall be prorated as of the Close of Escrow (except as otherwise indicated), including, but not limited to:

              (a) Non-delinquent real and personal property taxes and assessments (and including any supplemental assessments);

              (b) Utilities, if any, shall be prorated as of the Close of Escrow (or as soon as practicable thereafter). The transferee of each parcel shall make appropriate arrangement for the transfer of any and all necessary utility and other services in its own name to be effective as of the Close of Escrow (or as soon as practicable thereafter);

              (c)  Rents or periodic payments on any leases; and

              (d)  Security deposits on any leases.

4    Escrow.
     ------

     4.1 By this Agreement, Sahara and Gordon shall establish an escrow ("Escrow") with Stewart Title Company ("Title Company") subject to the provisions of the standard conditions for acceptance of escrow but only to the extent that the standard conditions impose no additional obligation or liabilities on the parties, and further subject to the terms and conditions in this Agreement, the latter to control in the case of conflict, with a signed counterpart of this document to be delivered as escrow instructions, and any additional escrow instructions, to the Title Company.

5    Title and Title Review Period.
     -----------------------------

     5.1 Within ten (10) days of the execution of this Agreement by both parties, the respective transferor of each parcel shall cause Title Company to issue to the transferee (with a copy to the respective transferor) a preliminary report for an ALTA Owner's Policy ("Title Policy") for the property, setting forth all liens, encumbrances, easements, restrictions, conditions, pending litigation, judgments, administrative proceedings, and other matters affecting the transferor's title to the property ("Preliminary Report"), together with copies of all documents relating to title exceptions referred to in the Preliminary Report.

     5.2 Immediately following the full execution of the Agreement by the parties, the respective transferor of each parcel shall cause a survey of the property to be prepared by a registered surveyor ("ALTA Survey") and shall deliver the ALTA Survey to the other party within thirty (30) days of the execution of this Agreement. The respective transferor agrees to deliver to the respective transferee, as soon as practicable, copies of any survey of the property in their possession.

     5.3 The respective transferor shall convey to respective transferee fee simple title to the property subject only to the exceptions set forth below and as set forth in Sections 1.1(c) and 1.2(c) (the "Permitted Exceptions"),:

              (a)  Preliminary Report. The exceptions set forth in each
                   ------------------
respective Preliminary Report. The Preliminary Reports shall be approved or deemed approved by the respective transferee as provided in Sections 5.4 through
5.7 below.

              (b)  Other Matters.  All other covenants, conditions,
                   -------------
restrictions, reservations, rights, rights-of-way, easements, dedications, offers of dedication and other matters of record or apparent from a visual inspection of the properties, and those matters set forth in Section 2.

              (c)  Taxes.  A lien to secure payment of general and special
                   -----
real property taxes and assessments not delinquent, and any supplemental tax liens imposed as a result of this transaction.

              (d)  Leases, Wet'N Wild Mortgage.  Gordon shall take title to
                   ---------------------------
the Sahara Parcel subject to the Leasehold and Airspace Lease, and Sahara shall take title to the Wet'N Wild Parcel subject to the Wet'N Wild Mortgage and Wet'N Wild Lease, and all other encumbrances and obligations arising out of the Wet'N Wild Agreement.

              (e)  Improvements.  Any and all improvements located on the
                   ------------
properties.

     5.4   The respective transferee shall have until that date which is five
(5) days after the later of the date of delivery of the Preliminary Report and the ALTA Survey (the "Title Review Period") to approve the Preliminary Report and the ALTA Survey together with the underlying documents relating to the exceptions set forth in the Preliminary Report. The respective transferee shall have until the expiration of the Title Review Period to give transferor and Title Company written notice ("Title Notice") of the respective transferee's disapproval or conditional approval of any matters shown in the Preliminary Report or the ALTA Survey, provided, however, that either party shall have no right to disapprove any matters relating to (I) the existence of improvements or the ongoing construction, if any, of improvements on either Parcel; (ii) minor encroachments; (iii) immaterial discrepancies relating to the legal descriptions contained in Exhibits B and E; (iv) any existing utility easements, power poles, lines, improvements or equipment upon the Parcels used for the transmission, delivery or supply of utilities to or from the Parcels; (v) liens of Special Improvements Districts; or (vi) any matters which do not materially impact each transferee's intended use of the Parcels. The failure of either transferee to give Title Notice on or before the end of the Title Review Period shall be deemed to constitute the respective transferee's approval of the condition of the Preliminary Report and the ALTA Survey.

     5.5 If a respective transferee disapproves or conditionally approves any matter of title shown in the Preliminary Report on the ALTA Survey, then the respective transferor may, but shall have no obligation to, within five (5) days after its receipt of the Title Notice ("Election Period"), elect to eliminate or ameliorate or cause to eliminate or ameliorate to the respective transferee's reasonable satisfaction the disapproved or conditionally approved title matters by giving the respective transferee written notice of those disapproved or conditionally approved title matters, if any, which the transferor agrees to so eliminate or ameliorate or cause to eliminate or ameliorate by the Close of Escrow, provided, that, the transferor shall have no obligation to pay any consideration or incur any liability in order to eliminate or ameliorate such disapproved title matters.

     5.6 If the respective transferor does not elect to eliminate or ameliorate or cause to eliminate or ameliorate any disapproved or conditionally approved title matters, then the respective transferee shall have the right, upon delivery to the transferor and Title Company, on before five (5) days following the expiration of the respective Election Period, of written notice to waive its prior disapproval or conditional approval in which event said disapproved or conditionally approved matter shall be deemed "approved". If the respective transferee fails to waive its prior disapproval or conditional approval, this Agreement shall automatically terminate.

     5.7 If, in response to a respective transferee's Title Notice, the transferor has agreed to either eliminate or ameliorate or cause to eliminate or ameliorate to the transferee's satisfaction by the Close of Escrow certain disapproved or conditionally approved title matters described in the transferee's Title Notice, but the transferor is unable to do so and gives written notice to transferee and the Title Company to that effect, then the transferee shall have the right (which shall be that transferee's sole and exclusive right or remedy for such failure) upon delivery to the transferor and Title Company (within five (5) days of receipt of the transferor's written notice, but in any event no later than one (1) business day prior to the scheduled Closing Date) of written notice to either (I) waive its prior disapproval, in which event said disapproved matter shall be deemed approved, or
(ii) terminate this Agreement and the Escrow created pursuant hereto. In the event transferee fails to take either one of the actions described in (I) and
(ii) in the preceding sentence on or before said date transferee shall be deemed to have waived its prior disapproval or conditional approval and said disapproved or conditionally approved matter shall be deemed approved. In the event this Agreement is terminated by either transferee pursuant to the provisions of this Section 5.7, neither party shall have any further rights or obligations hereunder.

     5.8 At the Close of Escrow and as a condition to each transferee's obligations at the Close of Escrow, Title Company shall issue to each transferee subject to the Permitted Exceptions an ALTA Owner's Policy of title insurance of the Title Company as to the respective property.

6    Conditions Precedent to Close of Escrow.
     ---------------------------------------

     6.1   Sahara's Conditions.  Each of the following shall constitute a
           --------------------
condition precedent to the obligations of Sahara to close the Escrow and may be waived only by a written waiver executed by Sahara and delivered to Title
Company:

              (a)  Deliveries.  Gordon shall have deposited or caused be
                   ----------
deposited with Title Company the Grant, Bargain and Sale Deed and with all other necessary and proper instruments prior to the date set for Close of Escrow.

              (b)  Bondholder Consent.  Sahara shall have received consent of
                   ------------------
holders of those certain Pioneer Bonds to transfer and convey the Sahara Parcel.

              (c)  Wet'N Wild Sale.  The Wet'N Wild Sale shall close
                   ---------------
simultaneously with the Close of Escrow herein.

              (d)  Title Policy.  Title Company has issued the Title Policy on
                   ------------
the Wet'N Wild Parcel to Sahara.

              (e)  Default.  Gordon shall not have failed to satisfy the
                   -------
 covenants and conditions contained in this Agreement.

     6.2   Gordon's Conditions.  Each of the following shall constitute a
           --------------------
condition precedent to the obligations of Gordon to close the Escrow and may be waived only by a written waiver executed by Gordon and delivered to Title
Company:

              (a)  Deliveries.  Sahara shall have deposited with Title
                   ----------
Company the Grant, Bargain and Sale Deed and with all other necessary and proper instruments prior to the date set for Close of Escrow.

              (b)  Wet'N Wild Sale.  The Wet'N Wild Sale shall close
                   ---------------
simultaneously with the Close of Escrow herein.

              (c)  Title Policy.  Title Company has issued the Title Policy on
                   ------------
the Sahara Parcel.

              (d)  Default.  Sahara shall not have failed to satisfy the
                   -------
covenants and conditions contained in this Agreement.

              (e)  Consent by HHP.  HHP shall have consented to Sahara's
                   --------------
guarantee of the Wet'N Wild Mortgage and assumption of the Wet'N Wild Lease, and any other encumbrances or obligations arising out of the Wet'N Wild Agreement.

     6.3   Sahara's and Gordon's Conditions.  Sahara and Gordon each acknowledge
           ---------------------------------
that the Wet'N Wild Sale must close escrow on or before October 31, 1995, and that the intent of the parties hereto is that the transactions contemplated in the Wet'N Wild Sale and this Agreement be closed simultaneously and on or before October 31, 1995, but not before October 1, 1995.

     6.4   Hart-Scot-Rodino Filing.  If the transaction contemplated herein is
           -----------------------
determined to be subject to the notification requirements of (S)7 of the Clayton Act, 15 U.S.C. (S)18A and the regulations promulgated thereunder as set forth in Chapter 16 CFR (S)(S)801 and 803, as amended ("Hart-Scott Act"), Gordon and Sahara will file their respective reports required of them under the Hart-Scot Act, and the regulations thereunder as soon as possible (and in no event later than forty-five (45) days from execution of this Agreement. The Parties agree to use their best efforts to cooperate with each other and to satisfy any requests for additional information or other requirements imposed by the Federal Trade Commission or the Department of Justice in connection with the transactions contemplated by this Agreement and to request early termination of any waiting period imposed by the Hart-Scot Act and the regulations thereunder.

7    Costs.
     -----

     7.1 Costs and expenses relating to the transactions contemplated by this Agreement shall be borne and paid as follows:

              (a) All fees for recording any grant, bargain and sale deeds and assignments of the properties to be exchanged and conveyed and assigned pursuant hereto shall be borne and paid by Sahara. Fees for the ALTA Surveys prepared for the Sahara Parcel and the Wet'N Wild Parcel shall be borne by Sahara. Fees for the Title Policy shall be paid by the respective transferor provided, however, that the respective transferee shall pay that portion of the premium expense for such Title Policy which is attributable to any special endorsements requested by that transferee. The respective transferor shall pay that portion of the premium expense for such Title Policy which is attributable to any special endorsements requested by that respective transferor.

     7.2 Any fees and expenses of the Title Company shall be paid by Sahara. Except as otherwise specifically provided in this Agreement, Sahara and Gordon shall bear their own costs and expenses arising out of the negotiation, execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated herein, including without limitation, legal and accounting fees and expenses.

     7.3 Following Closing, each respective transferee's sole recourse in the event of any claim or impediment to title to the real property shall be under and pursuant to the Title Policy unless said claim or impediment to title arises from the intentional or willful acts, actions, or conduct of the respective transferor.

8    Departmental Violations.
     -----------------------

     8.1 The respective transferors shall comply or cause to be complied with all notes or notices of violations of applicable municipal or other laws, including zoning ordinances, and the like, against or affecting the premises as of the date hereof, and the premises shall be exchanged and conveyed free of such violations. This provision shall survive delivery of the deeds. Each party shall furnish the other with an authorization to make the necessary searches for such violations.

9    Deeds.
     -----

     9.1 Each deed shall be the usual Grant, Bargain and Sale deed in proper form for record and shall be duly executed and acknowledged so as to convey to the grantee the fee simple of the premises conveyed, free of all encumbrances, except as herein stated. Each party shall give or cause to be given and the other party accept any such title that the Title Company approves and insures.

10   Sahara's Representations and Warranties.
     ---------------------------------------

     10.1  Sahara represents and warrants to Gordon that:

              (a)  Due Organization.  Sahara is a corporation duly organized,
                   ----------------
validly existing, in good standing and duly qualified to do business under the laws of the State of Nevada, and upon receiving the approval of this Agreement by its Board of Directors, shall have all requisite corporate power and authority to enter into, perform and carry out all of its duties and obligations in the transactions contemplated by this Agreement;

              (b)  Binding Effect.  This Agreement, subject to the approval of
                   --------------
Sahara's Board of Directors, and the other documents to be delivered on the part of Sahara pursuant hereto are (or will be when executed and delivered pursuant hereto) legal, valid and binding obligations of Sahara enforceable against Sahara in accordance with their terms;

              (c)  Notices and Approvals; No Violation of Agreement.  Except
                   ------------------------------------------------
for the approval of this Agreement by Sahara's Board of Directors and the holders of certain indebtedness of affiliates of Sahara, no notice to, or approval or consent of, any court or governmental authority or other person or entity is required in connection with the execution, delivery and performance of this Agreement by Sahara and neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated thereunder, nor compliance by Sahara with any of the provisions thereof, will (I) conflict with any provision of Sahara's certificate of incorporation or bylaws, or (ii) violate, conflict with, result in a breach of or constitute a default under or pursuant to any statute, agreement, judicial or administrative order, injunction, award, judgment or decree to which Sahara is a party or by which Sahara is bound, which violation, conflict, breach or default in the case of (I) or (ii) above would have a material adverse effect on the Sahara Parcel.

              (d)  Compliance with Laws.  To Sahara's knowledge, Sahara is in
                   --------------------
compliance with the requirements of all laws, rules, regulations, licenses, permits, orders, judgments and decrees of federal, state or local judicial or governmental authorities ("Regulations") that are applicable to ownership or operation of the Sahara Parcel where any such noncompliance would have a materially adverse affect on the Property.

              (e)  Litigation.  On the date hereof, Sahara is not a party to
                   ----------
any legal or governmental actions, claims, suits, administrative or other proceedings or investigations before or by any governmental department, commission, board, regulatory authority, bureau or agency, whether foreign, federal, state or municipal, or any court, arbitrator or grand jury which would prevent or materially interfere with the consummation of the transactions contemplated by this Agreement or which, individually or in the aggregate, if resolved against Sahara would impair or interfere in any material respect with the ownership of the Sahara Parcel by Gordon.

              (f)  Eminent Domain or Other Proceedings.  Sahara has received
                   -----------------------------------
no written or oral notice of any initiated or pending condemnation or eminent domain proceedings, or contemplated sales in lieu thereof, involving a partial or total taking of any of the Sahara Parcel, nor has Sahara received written or oral notice of any zoning proceedings affecting the Sahara Parcel.

              (g)  Insurance.  Sahara shall provide Gordon with a correct and
                   ---------
complete list of all policies of fire and liability coverage and other forms of insurance and maintained by Sahara on the date of execution of this Agreement relating to ownership of the Sahara Parcel.

              (h)  Condition.  On the date hereof, Sahara has no knowledge of
                   ---------
any condition which would have a material adverse effect on the Sahara Parcel.

              (i)  Hazardous Waste.  With the exception of the environmental
                   ---------------
review and reports performed on the Sahara Parcel in connection with the issuance of indebtedness to Sahara's affiliates in 1989, to the best of the Sahara's knowledge, there is no contamination, hazardous waste or toxic substance in existence on or below the surface of the Sahara Parcel, including, without limitation, asbestos in or on the real property, PCB's in any transformer or other equipment located in or on the real property, contamination of the soil, sub-soil or ground water or any use or storage of hazardous waste material on the real property, which constitutes a violation of any law, rule or regulation or standard of any governmental entity having jurisdiction thereof. If Gordon determines a violation or potential violation exists, Gordon shall notify Sahara of the violations or potential violations and may elect to terminate this Agreement, unless Sahara is able to remedy or remove the cause for such violation or potential violation prior to Closing and confirms its intention to do so in writing. If Gordon does not terminate this Agreement Sahara shall promptly and thoroughly perform any and all remedial work prescribed by a consultant mutually agreed upon by the Parties (the "Consultant") to bring the property into compliance with any and all applicable law, rule, regulation, or standard of any governmental entity ("Remedial Work"). Upon receipt by Sahara of a report from the Consultant specifying the necessary Remedial Work to be completed ("Consultant's Report") Sahara shall begin to complete the Remedial Work to Gordon's reasonable satisfaction prior to the Closing date. Notwithstanding the foregoing, if the cost of completing the Remedial Work, as reasonably estimated by the Consultant, exceeds One Hundred Thousand Dollars ($100,000), Sahara may elect not to perform the Remedial Work by delivering written notice to Gordon within fifteen days after receipt of the Consultant's Report. Upon receipt of Sahara's notice, Gordon shall have the right to elect, within fifteen days thereof to: (I) terminate this Agreement; or (ii) cause the exchange of the property to be completed pursuant to this Agreement without Sahara performing the Remedial Work but with a reduction of the valuation of the Sahara Parcel in the amount of the reasonable costs and expenses to perform the Remedial Work.

11   Gordon's Representations and Warranties.
     ---------------------------------------

     11.1  Gordon represents and warrants to Sahara that:

              (a)  Due Organization.  Gordon is a corporation duly organized,
                   ----------------
validly existing, in good standing and duly qualified to do business under the laws of the State of Nevada, which has all requisite corporate power and authority to enter into, perform and carry out all of its duties and obligations in the transactions contemplated by this Agreement;

              (b)  Binding Effect.  This Agreement and the other documents to
                   --------------
be delivered on the part of Gordon pursuant hereto are (or will be when executed and delivered pursuant hereto) legal, valid and binding obligations of Gordon enforceable in accordance with their terms;

              (c)  Notices and Approvals, No Violation of Agreements.  No
                   -------------------------------------------------
notice to, or approval or consent of, any court or governmental authority or other person or entity is required in connection with the execution, delivery and performance of this Agreement by Gordon and neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated thereunder, nor compliance by Gordon with any of the provisions thereof, will (I) conflict with any provision of Gordon's certificate of incorporation or bylaws, or (ii) violate, conflict with, result in a breach of or constitute a default under or pursuant to any statute, agreement, judicial or administrative order, injunction, award, judgment or decree to which Gordon is a party or by which Gordon is bound, which violation, conflict, breach or default in the case of (I) or (ii) above would have a material adverse effect on the Wet'N Wild Parcel or the Wet'N Wild Sale.

              (d)  Compliance with Laws.  To Gordon's knowledge, Gordon is in
                   --------------------
compliance with the requirements of all laws, rules, regulations, licenses, permits, orders, judgments and decrees of federal, state or local judicial or governmental authorities ("Regulations") that are applicable to ownership or operation of the Wet'N Wild Parcel where any such noncompliance would have a materially adverse affect on the property.

              (e)  Litigation.  On the date hereof, Gordon is not a party to
                   ----------
any legal or governmental actions, claims, suits, administrative or other proceedings or investigations before or by any governmental department, commission, board, regulatory authority, bureau or agency, whether foreign, federal, state or municipal, or any court, arbitrator or grand jury which would prevent or materially interfere with the consummation of the transactions contemplated by this Agreement or which, individually or in the aggregate, if resolved against Gordon would impair or interfere in any material respect with the ownership of the Wet'N Wild Parcel by Sahara.

              (f)  Eminent Domain or Other Proceedings.  Gordon has not
                   -----------------------------------
received and is not aware of any written or oral notice of any initiated or pending condemnation or eminent domain proceedings, or contemplated sales in lieu thereof, involving a partial or total taking of any of the Wet'N Wild Parcel, nor has Gordon received written or oral notice of any zoning proceedings affecting the Wet'N Wild Parcel.

              (g)  Condition.  On the date hereof, Gordon has no knowledge of
                   ---------
any condition which would have a material adverse effect on the Wet'N Wild
Parcel.

              (h)  Wet'N Wild Sale.  To the best of Gordon's knowledge,
                   ---------------
nothing would prevent its acquisition of the Wet'N Wild Parcel.

              (i)  Wet'N Wild Agreement. Gordon agrees to give Sahara written
                   --------------------
notice of matters arising out of the Wet'N Wild Agreement, the escrow opened therewith and the Wet'N Wild Parcel which include, but are not limited to matters of title, zoning, survey, hazardous materials, leases, destruction or condemnation of the Wet'N Wild Parcel, close of escrow, defaults and termination of the Wet'N Wild Agreement ("Wet'N Wild Matters"), prior to Gordon making a decision with respect to the Wet'N Wild Matters. Gordon and Sahara shall cooperate with respect to the decisions made on the Wet'N Wild Matters.

12   Risk of Loss.
     ------------

     12.1 In the event of material destruction or damage of any improvements located on the real property or the condemnation of a material portion of the real property prior to Closing ("Damaged Parcel"), the owner of the Damaged Parcel or Gordon if the Wet'N Wild Parcel is the Damaged Parcel ("Damaged Parcel Owner"), shall, at its election in its sole discretion, either (I) upon providing the other party with a description thereof, repair such damage and destruction at the Damaged Parcel Owner's expense prior to Closing or (ii) promptly notify the other party of the damage or destruction and the Damaged Parcel Owner's inability or decision not to repair it. Within ten (10) days after receipt by a party of the Damaged Parcel Owner's notification of its inability or decision not to repair, the other party shall have the right to notify the Damaged Parcel Owner of that party's election to terminate this Agreement or that party's election to offset and reduce the valuation of the Damaged Parcel. If any destruction, damage or condemnation of any improvement on the real property is not material, or if such destruction, damage or condemnation is material and unrepaired by the Damaged Parcel Owner prior to Closing but the other party does not elect to terminate this Agreement as hereinabove provided, the other party shall be entitled to a credit against the valuation of the Damaged Parcel of an amount equal to the cost to replace or repair the property by reason of such damage, destruction, or condemnation (to the extent such funds have not been expended on, or committed to, the repair or restoration of such damaged, destroyed or condemned property). The transfer and exchange of the parcels shall otherwise be consummated as though such destruction, damage or condemnation (except for necessary changes in matters relative to title set forth in the Title Policy and Deed resulting from any condemnation) had not occurred.

13   Material Loss.
     -------------

     13.1 For the purposes of this Section, "material destruction or damage" shall be deemed to have occurred if the damage will result in an uninsured loss in excess of One Hundred Thousand Dollars ($100,000.00) for which the Damaged Property Owner is unwilling to assume responsibility. In the case of condemnation, for purposes of this Section, the affected real property shall be deemed to be a "material portion of the real property" if such condemnation may be reasonably expected to interfere with the operation of any business as presently being conducted on the real property or the ability of the respective transferee to further develop a portion of the Real Property for hotel/casino purposes.

14   Closing.
     -------

     14.1 Provided that all of the conditions precedent to Close of Escrow have been either satisfied or waived, the parties agree that unless extended by the parties to this Agreement, the closing ("Close of Escrow") shall be held at the offices of Title Company, simultaneously with the close of escrow of the Wet'N Wild Sale (the actual date of Close of Escrow being herein referred to as the "Closing Date"), on a date after October 1, 1995 but not later than October 31, 1995. Possession of the property shall be delivered to each respective transferee at Close of Escrow.

15   Default.
     -------

     15.1 If either party is unable to convey title in accordance with the terms of this Agreement, their sole liability shall be to pay the net cost of surveying and examining such title as set forth in this Agreement. As soon as the payments are made this Agreement shall be considered canceled.

16   Survival of Representations and Warranties.
     ------------------------------------------

     16.1  Indemnification.
           ----------------

              (a)  Sahara's Indemnity.  Sahara covenants and agrees to
                   ------------------
indemnify and save and hold Gordon harmless at all times after the Close of Escrow in respect of any and all claims, liabilities, loss, cost, damage and expense, including reasonable attorneys' fees and expenses, arising from, by reason of or in connection with any untruth, breach or inaccuracy in any material respect of any representation or warranty on the part of Sahara under this Agreement, or in any certificate or other instrument provided for in this Agreement.

              (b)  Gordon's Indemnity.  Gordon covenants and agrees to
                   ------------------
indemnify and save and hold Sahara harmless at all times after the Close of Escrow in respect of any and all claims, liabilities, loss, cost, damage and expense, including reasonable attorneys' fees and expenses, arising from, by reason of or in connection with any untruth, breach or inaccuracy in any material respect of any representation or warranty on the part of Gordon under this Agreement, or in any certificate or other instrument provided for in this Agreement.

     16.2  Notice of Claim.  Each indemnified party hereunder agrees that
           ---------------
promptly upon its discovery of any event, occurrence, fact, circumstance or other matter which, in its reasonable judgment, gives rise to a claim for indemnity under the provisions of this Agreement, including receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any third party (any such third party action being collectively referred to herein as a "Claim") with respect to any matter as to which it is entitled to indemnity under the provisions of this Agreement, it will give prompt notice thereof in writing to the indemnifying party together with a statement of such information respecting such Claim as it shall then have and that such Claim is one as to which such party is entitled to indemnification under this Agreement. The omission of any indemnified party so to notify an indemnifying party of any such Claim shall not relieve the indemnifying party from any liability in respect of such Claim which it may have otherwise had to such indemnified party on account of any damages which are the subject of such Claim except and only to the extent that the indemnifying party is prejudiced thereby, and in no event shall the indemnifying party be relieved of any other liability which it may have to such indemnified party pursuant to this Agreement. Upon receiving such notice, the indemnifying party, at its written election, shall have the right of defense against such Claim, by counsel of its own choosing, at the indemnifying party's expense. The indemnified party shall cooperate fully in all respects with the indemnifying party in any such defense, including, without limitation, by making available to the indemnifying party all pertinent information under the control of the indemnified party (including consultation with, and testimony, advice and assistance of officers, employees and agents of the indemnified party having knowledge of the matters in dispute). If the indemnifying party does not notify the indemnified party, within ten (10) days of the indemnified party's notice to the indemnifying party of a Claim, that the indemnifying party will defend the same, or should the indemnifying party fail to file any answer or other pleading before the same is due, the indemnified party may defend or settle such Claim in such manner as the indemnified party deems appropriate, in its sole discretion. If the indemnifying party so notifies the indemnified party concurrently with the indemnifying party's notice of election to defend, the indemnifying party may defend, but not settle, a Claim without waiving its rights to assert that such Claim is not subject to the indemnity agreements in this Agreement. If the indemnifying party elects to defend a Claim, the indemnified party may, at the indemnified party's expense, participate in such matter with counsel of the indemnified party's own choosing.

17   Miscellaneous.
     -------------

     17.1  No Merger.  None of the covenants and agreements of the parties, as
           ---------
the case may be, contained in this Agreement shall merge with any deed or conveyance, and such covenants and agreements shall survive the Closing and shall continue in full force and effect until such time, if any, as provided in such covenant or agreement or otherwise limited by law.

     17.2  Assurances.  Each party shall, at the request of the other, at any
           ----------
time and from time to time following the Closing, execute and deliver to the requesting party all such further instruments as may be reasonably necessary or appropriate in order more effectively to (a) assign, transfer and convey to the respective transferee, or to perfect or record the respective transferee's title to or interest in the property, (b) evidence and confirm the assumption by the respective transferee of the liabilities of the respective transferor to be assumed by the respective transferee pursuant to this Agreement, or (c) confirm or carry out the provisions of this Agreement.

     17.3  Notices.  Any and all notices or demands permitted or required to be
           --------
given hereunder shall be in writing and shall be validly given or made when personally delivered or when actually received as prepaid, certified or registered mail, return receipt requested, or by commercial courier service, addressed as follows:

           If to Sahara, to:
              Sahara Las Vegas Corporation
              c/o Paul Lowden
              2535 Las Vegas Blvd., South
              Las Vegas, Nevada  89105

              with copies to:

              Vargas & Bartlett
              c/o Michael G. Alonso, Esq.
              P. O. Box 281
              Reno, Nevada  89504

              If to Gordon, to:

              Gordon Gaming Corporation
              c/o William G. Bennett
              6170 W. Desert Inn Road
              Las Vegas, Nevada 89234
              with copies to:

              Moran and Associates
              c/o John Moran, Esq.
              630 South 4th St., Ste. 400
              Las Vegas, Nevada  89101

              and

              Nikolas L. Mastrangelo
              811 South Sixth Street
              Las Vegas, Nevada 89101

     Any party hereto may change its address for the purpose of receiving notices or demands by written notice to the other party hereto given as herein provided.

     17.4  Nevada Law.  The laws of the State of Nevada applicable to contracts
           -----------
made and wholly performed therein shall govern the validity, construction, performance and effect of this Agreement.

     17.5  Assignment; Binding Effect.  Neither party may assign, transfer or
           ---------------------------
convey any of its rights herein or hereunder to any person or entity whatsoever without the prior written consent of the other party. Any attempt to assign or transfer this Agreement without such consent shall, at the non-assigning party's option, be considered null and void and of no force and effect. Notwithstanding the foregoing, either party shall have the right to assign its rights and interests hereunder, without obtaining the other party's consent, to any entity which is wholly or majority owned by that party. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and permitted assigns.

     17.6  Partial Invalidity.  If any term, provision, covenant or condition of
           -------------------
this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants and conditions of this Agreement, and all applications thereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated.

     17.7  Time of Essence.  Time is of the essence of this Agreement and all of
           ----------------
the terms, provisions, covenants and conditions hereof.

     17.8  Captions.  The captions appearing at the commencement of the Articles
           ---------
and Sections hereof are descriptive only and for convenience in reference to this Agreement and in no way whatsoever define, limit or describe the scope or intent of this Agreement.

     17.9  Pronouns.  Masculine or feminine pronouns shall be substituted for
           --------
the neuter form and vice versa in any place or places herein in which the context requires such substitution or substitutions.

     17.10  Knowledge of Party.  Any representation or warranty herein contained
            -------------------
made by or on behalf of a party to the knowledge of such party shall be deemed to mean and be limited to actual knowledge of an executive officer of such party of the matter in question, or actual knowledge of such facts as would charge such executive officer of such party with knowledge of the matter in question.

     17.11  Attorney's Fees.  If any action is brought by any party hereto
            ----------------
concerning a breach of any of the provisions of this Agreement, the prevailing party shall be entitled to recover from the other party the reasonable attorneys' fees and expenses of the prevailing party incurred in connection therewith.

     17.12  Jurisdiction.  Sahara and Gordon agree that the State of Nevada
            ------------
shall have sole and exclusive jurisdiction over any action brought to enforce the terms of this Agreement.

     17.13  No Party Deemed Drafter.  The parties agree that neither party
            -----------------------
shall be deemed to be the drafter of this Agreement and that in the event this Agreement is ever construed by a court of law or entity, such court shall not construe this Agreement or any provision hereof against either party as the drafter of the Agreement, Sahara and Gordon acknowledging that each has contributed substantially and materially to the preparation hereof.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement for
Exchange of Real Property as of the    31st    day of   May   , 1995.
                                    ---------         --------


                                                "SAHARA"

                                                SAHARA LAS VEGAS CORP.,



                                            By:  /s/ PAUL W. LOWDEN
                                               -----------------------------
                                                     Paul W. Lowden

                                            Its:     President
                                                 ---------------------------


                                                "GORDON"

                                                GORDON GAMING CORPORATION


                                            By:  /s/ WILLIAM G. BENNETT
                                               -----------------------------
                                                     William G. Bennett

                                            Its:     President
                                                 ---------------------------